SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                             SCHEDULE C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                            and Exchange Act of 1934

Check  the  appropriate  box:

[ ]     Preliminary  Information  Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[x]     Definitive  Information  Statement

                        Gulfport Energy Corporation, Inc.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment  of  Filing  Fee  (Check  Appropriate  Box):

[x]     No  fee  required

[ ]     Fee  computed  on  table below per Exchange Act Rules 14c-5(g) and 0-11

1)      Title  of  each  class  of  securities  to  which  transaction  applies:

2)      Aggregate  number  of  securities  to  which  transactions  applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)      Proposed  maximum  aggregate  value  of  transaction:

5)      Total  fee  paid:

[ ]     Fee  paid  previously  with  preliminary  materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

1)      Amount  Previously  Paid:

2)      Form,  Schedule  or  Registration  Statement  No.:

3)      Filing  Party:

4)      Date  Filed:

                        GULFPORT ENERGY CORPORATION, INC.
                        6307 WATERFORD BLVD., SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73118
--------------------------------------------------------------------------------

                              INFORMATION STATEMENT

     This  Information  Statement  is  being  furnished  to  the stockholders of
Gulfport  Energy  Corporation,  a  Delaware  corporation   (the  "Company"),  in
connection  with  the  election  of  five  directors  for  the  coming  year.

     On November 28, 2001, the Board of Directors nominated five persons to serve on the Board of Directors of the Company for the coming year.

     December 15, 2001 has been fixed as the record date (the "Record Date") for the determination of the Company stockholders entitled to notice of, and to vote for the nominated directors. The Company had 10,146,566 shares outstanding as of the Record Date. Each share of common stock entitles the holder thereof to one vote on matters submitted to the stockholders.

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to elect the nominated directors. On December 15, 2001, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent electing the five directors for the next year. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

     This Information Statement is being furnished by the Company and was first mailed on or about December 16, 2001 to the holders of the Company Stock as of the close of business on the Record Date.













          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
                SECURITIES COMMISION HAS PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY
                  REPRESENTATIONS TO THE CONTRARY IS UNLAWFUL.

          The date of this Information Statement is December 16, 2001.

                              ELECTION OF DIRECTORS

     On November 28, 2001 the Board of Directors nominated five persons to serve on as the Board of Directors of the Company for the coming year. On December 15, 2001, in accordance with Delaware law, the holders of a majority of the outstanding shares of the Company's Common Stock executed a written consent electing the five nominated persons as Directors of the Company. Each director will serve until the next annual meeting or until he is succeeded by another qualified director who has been elected.

     All five of the persons elected are now members of the Board of Directors. The following information about the directors was provided by the directors:

    NAME              AGE                       POSITION
    ----              ---                       --------
Mike Liddell          48          Chairman of the Board, Chief Executive Officer
                                    and  Director
Robert  E.  Brooks    55          Director
David  L.  Houston    49          Director
Mickey  Liddell       40          Director
Dan  Noles            54          Director

     MIKE LIDDELL, has served as a director of Gulfport since July 11, 1997, as Chief Executive Officer since April 28, 1998 and as Chairman of the Board since July 28, 1998 and President since July 15, 2000. In addition, Mr. Liddell served as Chief Executive Officer of DLB Oil & Gas, Inc. from October 1994 to April 28, 1998, and as a director of DLB from 1991 through April 1998. From 1991 to 1994, Mr. Liddell was President of DLB. From 1979 to 1991, he was President and Chief Executive Officer of DLB Energy. He received a B.S. degree in education from
Oklahoma State University. He is the brother of Mickey Liddell and brother-in-law of Dan Noles.

     ROBERT E. BROOKS, has served as a director of Gulfport since July 11, 1997. Mr. Brooks is currently a partner with Brooks Greenblatt, a commercial finance company located in Baton Rouge, Louisiana that was formed by Mr. Brooks in July 1997. Mr. Brooks is a Certified Public Accountant and was Senior Vice President in charge of Asset Finance and Managed Assets for Bank One, Louisiana between 1993 and July 1997. He received his B.S. degree from Purdue University in mechanical engineering in 1969. He obtained graduate degrees in finance and accounting from the Graduate School of Business at the University of Chicago in 1974.

     DAVID HOUSTON, has served as a director of Gulfport since July 1998. Since 1991, Mr. Houston has been the principal of Houston & Associates, a firm that offers life and disability insurance, compensation and benefits plans and estate planning. Prior to 1991, he was President and Chief Executive Officer of Equity Bank for Savings, F.A. He currently serves on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, and is the former chair of the Oklahoma State Ethics Commission and the Oklahoma League of Savings Institutions. He received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University.

     MICKEY LIDDELL, has served as a director of Gulfport since January 1999. Mr. Liddell is currently the President of Entertainment Services, LLC, a motion picture production company in Los Angeles, California. Prior to 1994, Mr.
Liddell owned and managed wholesale nutrition product stores in Los Angeles. Mr. Liddell received a Bachelor of Arts from the University of Oklahoma in Communications in 1984 and a graduate degree from Parson School of Design in New York, New York in 1987. He is the brother of Mike Liddell and brother-in-law of Dan Noles.

     DAN NOLES, has served as a director of Gulfport since January 2000. Mr. Noles has served as the president of Atoka Management Company, an oilfield equipment company since 1993. Mr. Noles received his Bachelor degree in Finance from the University of Oklahoma in 1970. Mr. Noles is the brother-in-law of Mike Liddell and Mickey Liddell.

                          BOARD MEETINGS AND COMMITTEES

Board of Directors. The Board of Directors held four meetings in 2000. No director missed more than 25% of the meetings held by the Board. In addition to the four meetings, the Board adopted three resolutions by written consent.

     Audit Committee. The Audit Committee recommends to the whole Board of Directors the selection of independent certified public accountants to audit annually the books and records of the Company, reviews the activities and report of the independent certified public accountants, and reports the results of such review to the whole Board of Directors. The Audit Committee also monitors the internal controls of the Company. During 2000, the Audit Committee held four meetings, and was composed of Robert E. Brooks, David Houston and Mickey Liddell, all of whom are non-employee directors.

     Compensation Committee. The Compensation Committee considers executive employment agreements, adoption of employee benefit plans and other issues related to compensation and employee benefits. The Compensation Committee is comprised of Robert Brooks, David Houston and Mickey Liddell, all of whom are non-employee directors. The Committee held no meetings during 2000.

     Other Functions. In 2000, the Board did not delegate its functions to any other standing committee, and thus did not create executive, nominating or other similar committees.

                              DIRECTOR COMPENSATION

     The Company pays its non-employee directors a monthly retainer of $1,000 and a per meeting attendance fee of $500 and reimburses all ordinary and necessary expenses incurred in the conduct of the Company's business.

            Liability of Directors and Officers and Indemnification

     As permitted by the Delaware General Corporate Law (the "DGCL"), the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of the directors for a breach of their fiduciary duty. These provisions do not eliminate liability of the directors for (i) a breach of the director's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate the liability of a director for violations of the Federal securities laws, nor do they limit the rights of the Company or its Stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

     The Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Bylaws and the DGCL, further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of Stockholders or disinterested directors or otherwise.

                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS,
                            AND CERTAIN STOCKHOLDERS

      Beneficial Ownership of Directors, Officers and Certain Stockholders

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2000, by (i) each director, (ii) each named executive officer in the Summary Compensation Table,
(iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group.

                                                       Beneficial Ownership
                                                     -------------------------
   Name and Address of Beneficial Owner (1)          Shares     Percentage (2)
----------------------------------------------       ------     --------------
Mike  Liddell  (3)
6307  Waterford  Blvd.,  Suite  100
Oklahoma City, OK 73118                              917,179        9.04%

Charles  E.  Davidson  (4)(5)
411  West  Putnam  Avenue
Greenwich, CT 06830                                6,154,855       60.66%

Peter  M.  Faulkner  (6)
767  Third  Avenue,  Fifth  Floor
New York, NY 10017                                   777,384        7.66%

Lisa  Holbrook
6307  Waterford  Blvd.,  Suite  100
Oklahoma City, OK 73118                                    *            *

Michael  G.  Moore
6307  Waterford  Blvd.,  Suite  100
Oklahoma City, OK 73118                                    *            *

Robert  Brooks
343  3rd  Street,  Suite  205
Baton Rouge, LA 70801                                      *            *

David  Houston
1120  NW  63rd,  Suite  360
Oklahoma City, OK 73116                                    *            *

Mickey  Liddell
8265  Sunset  Blvd.,  Suite  200
Los Angeles, CA 90046                                      *            *

All directors and executive officers as a group
(10 individuals)                                   1,143,052        9.04%

*  Less  than  one  percent
---------------------------


(1) Unless otherwise indicated, each person or group has sole voting power with respect to all listed shares.

(2) Each listed person's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(3) Includes shares of Common Stock held of record by Liddell Investments, L.L.C. Mr. Liddell is the sole member of Liddell Investments, L.L.C.

(4) Includes 3,574,722 shares of Common Stock held by CD Holding, L.L.C. and 784,273 shares of Common Stock held in an IRA for Mr. Davidson. Mr. Davidson is the sole member of CD Holding, L.L.C. Mr. Davidson is the Chairman and controlling member of Wexford Management, L.L.C.
        Mr. Davidson disclaims beneficial ownership of the 1,795,860 shares owned by the Wexford Entities (as defined below). However, Mr. Davidson controls 61% of the issued stock of Gulfport. As a result, Mr. Davidson is able to influence significantly and possibly control matters requiring approval of the shareholders including the election of directors.

(5) Includes 1,795,860 shares of Common Stock owned by the following investment funds (the "Wexford Entities") that are affiliated with Wexford Management: Wexford Special Situations 1996, L.P.; Wexford Special Situations 1996 Institutional, L.P.; Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.

(6)     Includes shares of Common Stock owned by the following investment funds:
        PMF Partners, L.L.C., Rumpere Capital, L.P., and Rumpere Capital Fund, Ltd.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and any other executive officer whose annual compensation exceeded $100,000 (the "named executives") through the three years ended December 31, 2000, in all capacities in which they served during that period.

                                                                  Long Term
  Name and Principal                                             Compensation   All Other
      Position         Year          Annual Compensation (1)        Awards     Awards (2)
-----------------------------------------------------------------------------------------
                                       Salary     Bonus
                                       ------     -----
Mike Liddell           2000          $200,000     $16,667            (4)            ---
Chief Executive        1999           200,000       4,166            (3)            ---
Officer (5)            1998           133,333         ---           ---             ---

Mark Liddell           2000          $    ---     $   ---           ---             ---
President (6)          1999           200,000       4,166            (3)            ---
                       1998           133,333         ---           ---             ---

Raymond P. Landry      2000          $    ---     $   ---           ---             ---
Executive Vice-        1999               ---         ---           ---             ---
President (7)          1998           156,000         ---           ---             ---

Ronald Youtsey         2000          $    ---     $   ---           ---             ---
Chief Financial        1999               ---         ---           ---             ---
Officer (8)            1998           104,166         ---           ---             ---

(1) Amounts shown include cash and non-cash compensation earned and received by the named executives as well as amounts earned but deferred at their election.

(2) The Company provides various perquisites to certain employees, including the named executives. In each case, the aggregate value of the perquisite provided to the named executives did not exceed 10% of such named executive's annual salary and bonus.

(3) Mike Liddell and Mark Liddell each received stock options exercisable at $2.00 per share for 253,635 shares. These options had no readily determinable market value at the date of issuance. Mark Liddell's options were surrendered to Gulfport upon his death at December 24, 1999.

(4) Mike Liddell received stock options exercisable at $2.00 per share for 203,635 shares. These options had no readily determinable market value at the date of issue.

(5) Mr. Mike Liddell became the Chief Executive Officer of the Company on April 28, 1998. Mr. Liddell's salary was not paid directly by Gulfport until after June 1, 1999. Through June 1, 1999, his services were provided pursuant to an Administrative Services Agreement and the compensation amount reflects the portion of his compensation from DLB Equities, L.L.C. that was allocated to the Company under such agreement. See "Certain Transactions".

(6) Mr. Mark Liddell was named President of the Company on April 28, 1998. Mr. Liddell's salary was not directly paid by Gulfport until after June 1, 1999. Through June 1, 1999, his services were provided pursuant to an Administrative Services Agreement and the compensation amount reflects the portion of his compensation from DLB Equities, L.L.C. that was allocated to the Company under such agreement. Mr. Liddell passed away on December 24, 1999.

(7) Mr. Landry received a $25,000 sign-on bonus per the terms of his employment contract, payment of which was deferred to 1996. Mr. Landry received $78,000 in compensation during 1997 as a participant of the employee stay bonus program. Mr. Landry ceased to be an Executive Vice President on May 5, 1998, but continued to serve as an employee of the Company until July 11, 1999.

(8) Mr. Ronald Youtsey served as the Company's Chief Financial Officer from July 1997 until October 1998. During the period from January 1, 1998 until April 28, 1998, Mr. Youtsey's compensation was paid by DLB Oil & Gas, Inc. under the First Administrative Service Agreement. From April 28, 1998 until October 1998, DLB Equities, LLC pursuant to the Amended Administrative Service Agreement, paid Mr. Youtsey's compensation. The compensation amount reflects the portion of his compensation allocated to the Company in 1998.

                              Stock Options Granted

     On June 1, 1999, Mike Liddell, Chief Executive Officer and Chairman of the Board, received a grant of options for 2.5% of the issued shares of Common Stock at an exercise price of $2.00 per share. The options are exercisable and vest as to 35% of the shares on June 1, 2000, an additional 35% of the shares will become exercisable and vest on June 1, 2001, and the remaining shares will become exercisable and vest on June 1, 2002. On January 17, 2000, Mr. Liddell was granted an additional 203,635 giving him a total of 457,270 options at the date of this filing.

     On June 1, 1999, Mark Liddell, President, received a grant of options for 2.5% of the outstanding shares of Common Stock at an exercise price of $2.00 per share. The options were scheduled to be exercisable and vest as to 35% of the shares on June 1, 2000, an additional 35% of the shares were to become exercisable and vest on June 1, 2001, and the remaining shares were to become exercisable and vest on June 1, 2002. On December 24, 1999, Mr. Liddell died. Pursuant to the terms of Mr. Liddell's Stock Option Agreement, all of his options were surrendered to Gulfport.

     On January 17, 2000 and July 15, 2000, respectively, Lisa Holbrook and Mike Moore each received 10,000 options. The options vest in three equal installments and are exercisable at $2.00 per share.

     The Option Agreements for Mike Liddell, Lisa Holbrook, and Mike Moore provide that if the Company at any time increases the number of outstanding shares of the Company or alters the capitalization of the Company in any other way, the stock options shall be adjusted to reflect such changes.

The following table sets forth information concerning the grant of stock options during 2000 to the named executives.

                 Securities
              Underlying Options  Exercise   Price at              Appreciation for Option
                   Granted          Price        Date   Expiration          Term(1)
Name                 2000          ($/SH)     Of Grant     Date        5% ($)    10% ($)
------------------------------------------------------------------------------------------
Mike Liddell       203,635   77%   $ 2.00      $0.000    01/17/10     $296,379   $751,083
Lisa Holbrook       10,000   04%     2.00       2.375    01/17/10       12,578     31,875
Mike Moore          10,000   04%     2.00       4.250    07/15/10       12,578     31,875

1) The assumed annual rates of increase are based on an annually compounded increase of the exercise price through a presumed ten-year option term.

       No options were  granted  to  the  named executives or directors in 1998.

                              Stock Option Holdings

     The following table sets forth the number of unexercised options held by named executives as of December 31, 2000. No options were exercised in 1999 or 1998 and no options were in the money as of December 31, 2000.

                                                     Number  of  Unexercised
                                                   Options at Fiscal Year End
                                                   --------------------------
Name                                              Exercisable     Unexercisable
-------------------------------------------------------------------------------
Mike Liddell (1)                                     88,772          368,498
Lisa Holbrook (1)                                       ---           10,000
Mike Moore (1)                                          ---           10,000

(1)     These  options  were  exercisable  at  $2.00  per  share.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company is comprised of all non-employee directors of Gulfport, which include Robert Brooks, David Houston and Mickey Liddell. Mickey Liddell is the President of Entertainment Services, LLC. Mike Liddell is a member of Entertainment Services, LLC and assists in making compensation decisions for Mickey Liddell. Other than herein disclosed, no member of the Committee is a former or current officer or employee of the Company and no employee of the Company serves or has served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of this Committee.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons beneficially owning more that 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and with the Company.

     Based solely on a review of the reports sent to the Company and written responses from the executive officers and directors, the Company believes that each of its directors and executive officers met his Section 16(a) filing obligations.

                              CERTAIN TRANSACTIONS

                                 Line of Credit

     On June 28, 2000, the Company repaid in full its credit facility at ING with cash and proceeds from a new credit facility established at Bank of Oklahoma (BOK) in the amount of $1,600,000. The BOK credit facility calls for interest to be paid monthly in addition to twelve monthly principal reductions of $100,000 each with the remaining balance due August 31, 2001. On March 1, 2001, Gulfport refinanced the outstanding balance due under this facility. Under the terms of the new agreement, monthly principal payments of $110,000 are to be made beginning July 1, 2001, with the remaining outstanding principal due October 1, 2002. The refinance note bears interest at Chase Manhattan Prime rate plus 1%.

                                PERFORMANCE GRAPH

     The following graph compares the market values of the Company's Common Stock to the Nasdaq Market Index and a group of companies selected by the Company and with whom the Company competes (the "Peer Group"). The graph assumes an investment of $100 on July 11, 1997 (the Plan Confirmation Date), and that all dividends were reinvested and are weighted on a market capitalization basis. Following confirmation of the Company's Plan on July 11, 1997, through December 31, 1997, the Company's Common Stock traded sporadically in the over-the-counter market. During the period, no bid/ask prices were posted. For purposes of this graph, the Company has used the price of $3.50 per share as the initial per share price on July 11, 1997. The $3.50 per share price was used for the settlement of claims in the Company's Plan. The closing trade price in December 1997 occurred on December 22, 1997, and was $3.50 per share. The 1999 price reflects the closing price of the stock on last trading day in 1999. The 2000 price reflects the closing price of stock on the last trading day in 2000. The stock is currently trading in the over-the-counter market. Given the sporadic trading and the lack of significant trading volume, the results shown on the graph may not necessarily be indicative of long-term results.

(Graphic  Omitted)











     The Peer Group is composed of Kelley Oil & Gas, Inc., PetroCorp Incorporated, St. Mary Land & Exploration Company, Stone Energy Corporation and Texas Meridian Resources Corporation. Pursuant to SEC rules, this section of the Proxy Statement is not deemed "Filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

                            INDEPENDENT ACCOUNTANTS

     The firm of Hogan & Slovacek PC served as the Company's independent auditors for 2000. This firm has advised the Company that it has no direct or indirect financial interest in the Company. The Board has not asked the Stockholders to ratify its selection of auditors, believing that stockholder ratification is anachronous and unnecessary.

                                 Auditors' Fees

     Audit Fees. For professional services rendered by them for the audit of our annual financial statements for 2000, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2000, Hogan &
Slovacek  PC  billed  us  fees  in  the  aggregate  amount  of  $44,000.

     Financial Information Systems Design and Implementation Fees. Hogan & Slovacek PC billed us no fees for professional services rendered by them for 2000 in connection with financial information systems design and implementation.

     All Other Fees. For professional services other than those described above rendered by them for 2000, Hogan & Slovacek billed us fees in the aggregate amount of $700.

                             ADDITIONAL INFORMATION

     The Company's Annual report on Form 10-K, including the financial statements and schedule thereto, for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request addressed to Ms. Lisa Holbrook, General Counsel, Gulfport Energy Corporation, 6307 Waterford Blvd., Suite 100, Oklahoma City, OK 73118. Stockholders requesting exhibits to the form 10-K will be provided the same upon payment of reproduction expenses.

                                   By  the  Order  of  the  Board  of  Directors


                                        Mike  Moore
                                        Chief  Financial  Officer
December  16,  2001